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                   [NEW ENGLAND FINANCIAL LOGO APPEARS HERE]

                             NEW ENGLAND FINANCIAL
                              A MetLife Affiliate

September 10, 1999

To Owners of New England Variable Annuity Fund I Contracts:

A Special Meeting of Contractholders of New England Variable Annuity Fund I (the "Fund") will be held on Friday, October 15, 1999. You are now being asked how shares of the Fund deemed attributable to your Contract should be voted at the Contractholders Meeting. Under some plans, however, plan participants (i.e. annuitants) may have the right to instruct Contractholders as to how all or a portion of the votes attributable to a Contract are to be cast, and Contractholders are required to cast such votes as instructed.

IN ORDER FOR THE VOTES UNDER YOUR CONTRACTS TO BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY YOU AND YOUR ANNUITANTS, YOU MUST RETURN A COMPLETED, EXECUTED PROXY/INSTRUCTION FORM.

Enclosed you will find a copy of the Notice of Meeting and Proxy Statement relating to the Contractholders Meeting, as well as voting instruction forms with the name of the annuitant who may be entitled to instruct the Contractholder.

Please forward promptly (1) one Notice of Meeting and Proxy Statement and (2) one Proxy/Instruction Form to each person entitled to give voting instructions. One Proxy/Instruction Form is enclosed for each Contract under which votes are subject to instruction.

The Proxy/Instruction Form is to be used by each annuitant to convey instructions to you as Contractholder. FORMS COMPLETED BY YOUR ANNUITANTS SHOULD NOT BE RETURNED. AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM AN ANNUITANT, YOU SHOULD TRANSFER THESE INSTRUCTIONS TO THE ANNUITANT LISTING PROVIDED. RETURN ONLY THE SINGLE PROXY/INSTRUCTION FORM IN YOUR NAME, SIGNED BY YOU, ALONG WITH THE APPROPRIATELY CHECKED ANNUITANT LIST.

If no annuitants transmit voting instructions, or if the annuitants do not have the right to instruct, cast all votes at your sole discretion by completing and signing the Proxy/Instruction Form.

In order to cast votes under the Contracts you must return a PROXY/INSTRUCTION FORM signed by you, the Contract Owner.

If you have any questions concerning these procedures, please call collect, Lora Pappas, Assistant Vice President, New England Life Insurance Company at
(617) 578-2659.

                              [LOGO APPEARS HERE]
                               [NEF "wave" logo]
                              501 BOYLSTON STREET
                               [NEF "wave" logo]
                             BOSTON, MASSACHUSETTS
                               [NEF "wave" logo]
                                 T 617-578-2000

                 New England Life Insurance Company, Boston, MA

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